EXECUTION VERSION 1 Transition, Separation and Release of Claims Agreement This Transition, Separation and Release of Claims Agreement (this “Agreement”) is entered into by and between DENTSPLY SIRONA Inc., a Delaware corporation (the “Employer”) and Rich Rosenzweig (the “Executive”) (together, the “Parties”). WHEREAS, the Parties previously entered into a Letter Agreement dated February 3, 2023 (the “Letter Agreement”) pursuant to which the Employer agreed to employ the Executive as the Employer’s Senior Vice President of Corporate Development, General Counsel and Secretary, as later promoted to Executive Vice President, Corporate Development, General Counsel and Secretary (the “Prior Position”), and the Executive accepted such employment; WHEREAS, the Executive and the Employer desire to enter into this Agreement to document the terms and conditions of the Executive’s transition from the Prior Position to the role of Special Legal Advisor (as defined below), effective as of the end of business on October 3, 2025 (the “Transition Date”); and WHEREAS, effective as of the Transition Date and except as expressly set forth herein with respect to certain restrictive covenants and commitments to the Employer, this Agreement will supersede the Letter Agreement in its entirety and the Letter Agreement shall be of no further force or effect. NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows: 1. Term of Employment. With effect as of the Transition Date, the Executive will serve as an employee of the Employer for the period commencing on the Transition Date and ending on the earlier of (a) the termination of the Executive’s employment pursuant to Section 5 hereof and (b) March 4, 2026 (the “Separation Date,” and such period, the “Term”). Effective as of the Transition Date, this Agreement supersedes the Letter Agreement, except as expressly set forth herein with respect to certain restrictive covenants and commitments to the Employer. 2. Position. Effective as of the Transition Date, the Executive shall cease services as the Prior Position, and shall commence serving solely as Special Legal Advisor to the Employer (such role, the “Special Legal Advisor”). During the Term, the Executive shall report to the Chief Executive Officer of the Employer (the “CEO”). As the Special Legal Advisor, the Executive shall have such duties as shall be determined from time to time by the CEO and the Executive. During the Term, the Executive shall devote such sufficient time as is necessary to perform the duties hereunder. Effective as of the Transition Date, the Executive shall not be an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). 3. Fixed Compensation. For the period commencing on the Transition Date and ending on the Separation Date, the Employer shall pay the Executive a monthly fixed fee of $30,000 (the “Advisory Fee”). Any payment of the Advisory Fee payable pursuant hereto shall be payable in regular installments in accordance with the Employer’s usual payroll practices and shall be subject to any required withholdings and deductions. Except as otherwise expressly set

2 forth herein, the Advisory Fee shall be the only compensation the Executive shall be eligible to receive during the Term. 4. Benefits and Equity. During the Term, the Executive (and eligible dependents) shall remain entitled to participate in applicable Employer benefit plans available to similarly situated employees, subject to the terms of such plans. During the Term, any outstanding equity awards (including time-based and performance-based awards) held by the Executive shall continue to vest and shall otherwise be governed by the applicable award agreements and plans. For the avoidance of doubt, the Executive will not be eligible to receive any additional equity- based awards under the Employer’s long-term incentive program made pursuant to the DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan, as amended. 5. Termination. Notwithstanding any other provision of this Agreement, during the Term, the Executive’s employment may be terminated (i) by the Employer for Cause (as defined in the Dentsply Sirona Amended and Restated Key Employee Severance Benefits Plan, effective September 22, 2022 (the “Severance Plan”)), (ii) by the Employer without Cause, (iii) by the Employer due to the Executive’s Disability (as defined in the Severance Plan), (iv) automatically upon the Executive’s death, or (v) by the Executive for any reason. Upon any termination, the Executive shall be entitled to the Accrued Amounts (as defined in Section 8), and the treatment of equity shall be as provided in Section 4, 9(v), 10(b) and the applicable award agreements. In the event of a termination by the Employer without Cause, or due to the Executive’s death or Disability, prior to March 4, 2026, and not, for the avoidance of doubt, a termination for Cause or a voluntary resignation prior to such date, the Executive (or his estate) shall be eligible to receive the separation payments and benefits described in Sections 9 and 10, subject, in the case of Section 10, to the execution and non-revocation of the DENTSPLY SIRONA Inc. Waiver and Release of Claims Agreement, attached hereto as Exhibit A (the “Second Release”) and continued compliance with the terms of this Agreement. 6. Return of Property. By the Separation Date, the Executive must return all property of the Employer, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other property of the Employer in the Executive’s possession; provided that the Executive will be permitted to have his phone number ported to another device owned by the Executive. 7. Executive Representations. The Executive specifically represents, warrants, and confirms that the Executive: (a) has not filed any claims, complaints, or actions of any kind against the Employer with any court of law, or local, state, or federal government or agency; (b) has not made any claims or allegations to the Employer related to sexual harassment or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment or sexual abuse; (c) has received all salary, wages, commissions, bonuses, and other compensation which was due and payable to the Executive prior to the Transition Date;

3 (d) has not sustained a work-related injury or occupational disease while in the employ of the Employer; and (e) has not engaged in and is not aware of any unlawful conduct relating to the business of the Employer. 8. Accrued Amounts. As of the date of termination of employment, regardless of the reason for such termination, the Employer will provide the Executive with the following amounts: (a) the portion of the Advisory Fee, as applicable, earned through the Separation Date, but not yet paid to the Executive and (b) any vested amount accrued and arising from the Executive’s participation in the Employer’s tax-qualified retirement plans, which amounts shall be payable in accordance with the terms and conditions of such plans (such amounts, the “Accrued Amounts”). 9. Separation Benefits. As consideration for the Executive’s execution of, non- revocation of, and compliance with the Executive’s waiver and release of claims in Section 12 of this Agreement, the Employer agrees to provide the following benefits to the Executive: (a) the sum of the following payments and benefits: (i) an amount equal to $606,320, which is the Executive’s base salary; (ii) an amount equal to $454,740, which is the target bonus opportunity available for the fiscal year 2025; (iii) an amount equal to $32,309, which is the sum of applicable monthly COBRA charges for continuation of medical, dental, and vision insurances on a post-employment basis for twelve (12) months; (iv) the opportunity to receive the Executive’s 2025 annual bonus based on the Employer’s actual performance for fiscal year 2025, without proration, payable (if earned) at the same time bonuses are paid to similarly situated employees and, in any event, no later than March 15, 2026. For the avoidance of doubt, the Executive will not be eligible to participate in the Employer’s 2026 Annual Incentive Plan; and (v) pursuant to the Letter Agreement, the portion of the 38,720 time- based restricted share units granted to the Executive on March 3, 2023 as a One-time RSU Grant (as defined in the Letter Agreement) (the “One-Time RSU Grant”) that are unvested as of the Separation Date and their corresponding dividend equivalents shall vest on the Separation Date and be settled thereafter in accordance with their terms. (b) The amounts set forth in subsection (a)(i), (ii), and (iii) above shall be paid to the Executive on the Employer’s first payroll date that immediately follows the First Release Effective Date. (c) The Executive and the Employer agree that these benefits are being provided to the Executive in satisfaction of, and not in addition to, amounts that the Executive may have had the opportunity to receive pursuant to the Letter Agreement or the Severance Plan

4 (subject to the conditions thereof). Any payment under this Agreement will be made less all applicable federal, state and local tax withholdings and deductions. 10. Additional Separation Benefits. As consideration for (i) the Executive’s execution of, non-revocation of, and compliance with this Agreement, including the Executive’s waiver and release of claims, and (ii) the Executive’s execution and non-revocation of the Second Release within ten (10) days following the Separation Date, and provided the Executive is not terminated by the Employer for Cause (as defined in the Severance Plan) or voluntarily resigns, in either case, prior to March 4, 2026, the Employer agrees to provide the following benefits to which the Executive is not otherwise entitled: (a) In the event the Executive’s service as Special Legal Advisor is terminated by the Employer for any reason other than Cause (as defined in the Severance Plan) prior to March 4, 2026, an amount (in cash or equity, as applicable) equal to the aggregate value of the Advisory Fee, continued benefits participation, and continued vesting of outstanding equity- based awards that, in each case, would have been received by the Executive had the Executive’s service as Special Legal Advisor continued through March 4, 2026. (b) Except as expressly provided in Section 9(a)(v) of this Agreement with respect to the One-Time RSU Grant, the treatment of any outstanding equity awards (including stock options, restricted stock units and performance-based restricted stock units) shall be determined in accordance with the applicable award agreements. Absent express provisions providing for accelerated vesting or, with respect to the performance-based restricted stock units, continued vesting in the applicable award agreements, all other unvested portions of such awards shall be forfeited as of the Separation Date, and any vested stock options shall remain outstanding and exercisable only to the extent, and for the period, provided in the applicable award agreement. (c) On the First Release Effective Date, and notwithstanding anything to the contrary in Section 4.2 of the SERP (as defined below) the Executive shall receive full 100% vesting of any deferred compensation under the DENTSPLY SIRONA Inc. Supplemental Executive Retirement Plan (the “SERP”). Such vested amount shall be distributed in accordance with the terms of the SERP. (d) For twelve (12) months immediately following the Separation Date, outplacement services commensurate with those customarily provided to senior executive officers through the Employer’s preferred vendor. (e) The Term, and the payments and benefits set forth in Sections 3, 4, 9 and 10 hereof, shall cease as of the date the Executive first violates any obligations set forth in this Agreement and any representations or continuing obligations set forth in the Letter Agreement (including the Confidentiality and Non-Competition Agreement referenced therein), or any other agreement between the Executive and the Employer. The Executive and the Employer agree that these benefits are being provided to the Executive in satisfaction of, and not in addition to, amounts that the Executive may have had the opportunity to receive pursuant to the Letter Agreement or the Severance Plan (subject to the conditions thereof). Any payment under this

5 Agreement will be made less all applicable federal, state and local tax withholdings and deductions. (f) The Executive understands, acknowledges, and agrees that the opportunity to earn the Advisory Fee and the benefits and payments set forth in Sections 3, 4, 9 and 10 hereof exceed what the Executive is otherwise entitled to receive on separation from employment pursuant to the Letter Agreement or otherwise, and that these benefits are being given as consideration in exchange for executing this Agreement and the general release and restrictive covenants contained herein. The Executive further acknowledges that the Executive is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Employer to provide these or other benefits to any individuals other than the Executive. 11. Post-Separation Consulting Arrangement. Following Separation Date, provided the Term is not terminated by the Employer for Cause, the Company shall engage the Executive as an independent contractor consultant for a period of one (1) year (the “Consulting Period”). During the Consulting Period, the Executive shall provide consulting services to the Company on an as-needed basis at a level that the Company and the Executive reasonably agree to, but not to exceed twenty percent (20%) of the average level of bona fide services performed by the Executive for the Company (whether as an employee or consultant) during the 36-month period immediately preceding the Transition Date (or such lesser period as the Executive has been employed), and in all events subject to the limitations in this Section 11. The parties intend that the Executive will incur a “separation from service” within the meaning of Section 409A on the Separation Date. As compensation for consulting services during the Consulting Period, the Company shall pay the Executive a consulting fee of $20,000 per month, payable in arrears in accordance with the invoicing and payment terms to be set forth in a separate consulting agreement to be executed by the Parties. 12. Releases. In exchange for the consideration provided in this Agreement, the Executive and the Executive’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer, including the Employer’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, partners, and other affiliates, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Executive’s hire, benefits, employment, termination, or separation from employment with the Employer by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Executive’s execution of this Agreement (collectively, “Released Claims”), including, but not limited to: (a) any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA)

6 (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Executive Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the Sarbanes-Oxley Act, Dodd-Frank Wall Street Reform and Consumer Protection Act, the False Claims Act, the Occupational Safety and Health Act, the North Carolina Employment Practices Act, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; (b) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released; (c) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, claims regarding fraud or misrepresentation in the making of any express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and (d) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties. (e) The Executive understands, covenants, and agrees that the Executive and the Releasors irrevocably and unconditionally releases and forever discharge the Released Parties from any and all Released Claims related to the Executive’s employment with Employer arising under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., including the Older Workers Benefit Protection Act, 29 U.S.C. § 626(f). (i) The Executive has been given a period of at least twenty-one (21) days in which to consider this Agreement, including Section 12 hereof. (ii) The Executive has a period of seven (7) days after the day the Executive signs this Agreement to revoke this Agreement. To revoke this Agreement, the Executive must deliver written notice of revocation by email to Andrea Frohning at [REDACTED] or to the then-serving Chief Human Resources Officer of the Employer at such officer’s official company email address (the Employer may designate a different email address by written notice to the Executive). A revocation is effective only if the email is received by the Employer no later than 11:59 p.m. Eastern Time on the seventh

7 (7th) day after the day the Executive signs this Agreement. For purposes of this Agreement, the “First Release Effective Date” means eighth (8th) calendar day after the date the Executive signs this Agreement, provided the Executive has not timely revoked this Agreement in accordance with this subsection (e)(ii). This Agreement will become effective on the First Release Effective Date. (iii) The Executive understands the terms of this Agreement and acknowledge that the Executive’s release and waiver of claims in this Agreement is knowing and voluntary. (iv) The Executive’s release and waiver of rights or claims under the ADEA in this Agreement is being made in exchange for consideration in addition to anything of value to which the Executive was already entitled. Nothing in this Agreement shall limit or restrict the Executive’s right under the ADEA to challenge the validity of the Executive’s ADEA release in a court of law. However, the Executive understands that the waiver and release contained in this Section 12(e) still applies to the Executive’s claims under the ADEA and that the Executive has waived all claims under the ADEA as part of this Agreement. The Executive further understands that in any suit brought under the ADEA, the Executive would not be entitled to any damages or other relief unless the waiver in this Section 12(e) is deemed to be invalid. However, notwithstanding anything herein to the contrary, this general release and waiver of claims excludes, and the Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although the Executive waives any right to monetary relief related to any filed charge or administrative complaint; (B) claims that cannot be waived by law, such as claims for any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; (C) any right under this Agreement; (D) any right relating to directors’ and officers’ liability insurance coverage or any right of indemnification or exculpation under the Employer’s or its affiliates’ organizational documents, the Employer’s template Indemnification Agreement, or otherwise; or (E) any right as an equity holder in the Employer or its affiliates. The Executive has read this Agreement in its entirety and understands all of its terms. By this Agreement, the Executive has been advised in writing to consult with an attorney of the Executive’s choosing and has consulted with such counsel as the Executive believed was necessary before signing this Agreement. The Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it. The Executive is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled. 13. Post-Termination Obligations and Restrictive Covenants. The Executive acknowledges, affirms, and agrees to comply in all respects with the Executive’s post-

8 termination obligations under the Letter Agreement, the Executive’s obligations under the Confidentiality and Non-Competition Agreement and the Employee Confidentiality and Restrictive Covenant Agreement attached as Exhibit B to the Executive’s equity award agreements (together, the “Restrictive Covenant Agreements”), and all other obligations contained in the Restrictive Covenant Agreements. Notwithstanding anything to the contrary in the Restrictive Covenant Agreements or elsewhere in this Agreement, the Parties hereby agree that any post-employment non-competition period set forth in the Restrictive Covenant Agreements shall commence on the Transition Date and shall continue for the duration specified in the applicable Restrictive Covenant Agreements, calculated from that date. Nothing in the Restrictive Covenant Agreements or herein shall be construed to prevent disclosure of Confidential Information (as defined in the Restrictive Covenant Agreements) as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that such disclosure does not exceed the extent of disclosure required by such law, regulation, or order. 14. Permitted Actions. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the Executive from exercising rights under applicable law (including without limitation the National Labor Relations Act) or from making reports of possible violations of law or regulation to, filing a charge with, or communicating with or responding to inquiries from the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal, state or governmental agency, commission or entity, in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act, Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of applicable law. Any such reporting shall not require notification to or prior approval by the Employer. For the avoidance of doubt, this Agreement does not in any way restrict or impede the Executive from providing truthful testimony or responding truthfully to any question, inquiry, or request for information in connection with any investigation, subpoena, or other legal process, or otherwise in accordance with law. The foregoing shall not, however, authorize the disclosure of communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice, or that are protected by the attorney work product doctrine or similar privilege. Additionally, nothing contained in this Agreement is intended to prohibit or restrict the Executive in any way from exercising rights under the Defend Trade Secrets Act of 2016, which provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (a) in confidence to federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such a filing is made under seal. 15. Non-disparagement. Subject to Section 14 above, the Executive agrees he will not at any time, directly or indirectly, in any forum or in any manner (including, but not limited to, orally, in writing, or electronically whether for attribution or anonymously) to any third party (including, but not limited to, any former, current or prospective employee, client, investor, vendor, or other counterparty) make, or cause to be made, any statement, or express any observation or opinion disparaging or otherwise portraying in a negative light the business,

9 reputation, character, honesty, integrity, morality, or business acumen or abilities of the Employer. 16. Remedies. In the event of a breach by the Executive of any of the provisions of this Agreement (including any provisions that remain in effect under the Letter Agreement or the Restrictive Covenant Agreements), the Executive hereby consents and agrees that the Employer shall be entitled to seek and obtain, in addition to other available remedies, a temporary, preliminary, and permanent injunction or other equitable relief against such breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief. If the Executive fails to comply with any of the terms of this Agreement or post-employment obligations, the Employer may, in addition to any other remedies it may have, terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it. 17. Successors and Assigns. For the avoidance of doubt, the Parties agree that in the event of the Executive’s death prior to payment of all compensation and benefits due to the Executive under this Agreement, any remaining compensation and benefits shall be paid to the Executive’s estate. 18. Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Executive’s employment by the Employer, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of North Carolina without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties relating to or arising out of this Agreement shall be brought and pursued only in any state or federal court encompassing Charlotte, North Carolina. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue. 19. Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Employer and the Executive relating to the Executive’s separation from employment and severance and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter. 20. Modification and Waiver. No provision of this Agreement may be amended or modified by the Parties unless the amendment or modification is agreed to in writing and signed by the Executive and by the Employer. No waiver by either of the Parties of any breach by the other party of any condition or provision of this Agreement to be performed by the other of the Parties shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

10 21. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. 22. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. 23. Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. 24. No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employer or the Executive of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation. 25. Notices. All notices under this Agreement must be given in writing as described herein. 26. Attorneys’ Fees and Costs. Each of the Parties shall bear its own attorneys’ fees and costs incurred in connection with the negotiation, drafting, execution, and enforcement of this Agreement, and neither of the Parties shall be entitled to recover such fees or costs from the other; provided, however, that the Employer will reimburse the Executive for legal fees incurred in the drafting, negotiation, and execution of this Agreement up to $10,000, subject to the Executive providing supporting documentation acceptable to the Employer. 27. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer be liable for all or any portion of any taxes, penalties, interest, or other

11 expenses that may be incurred by the Executive on account of non-compliance with Section 409A. Notwithstanding anything in this Agreement or any other agreement to the contrary, if the Executive is deemed by the Employer at the time of the Executive’s separation from service to be a “specified employee” for purposes of Section 409A, any payment of compensation or benefits to which the Executive is entitled under this Agreement or any other arrangement that is considered nonqualified deferred compensation under Section 409A payable as a result of the Executive’s separation from service shall be delayed to the extent required in order to avoid adverse tax consequences under Section 409A until the earlier of (i) the expiration of the six- month period measured from the date of the Executive’s separation from service with the Employer or (ii) the date of the Executive’s death. Upon the first business day following the expiration of the applicable period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to the Executive (or the Executive’s estate or beneficiaries), and any remaining payments due to the Executive under this Agreement or any arrangement shall be paid as otherwise provided herein or therein. 28. Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE EMPLOYER FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW. ***Signature page to follow ***

EXECUTION VERSION 12 IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date reflected below. DENTSPLY SIRONA Inc. By: /s/ Andrea Frohning _ Name: Andrea Frohning Title: Senior Vice President, Chief Human Resources Officer Date: October 2, 2025 Rich Rosenzweig Signature: /s/ Rich Rosenzweig Date: October 2, 2025

EXECUTION VERSION 13 EXHIBIT A DENTSPLY SIRONA INC. WAIVER AND RELEASE OF CLAIMS AGREEMENT In exchange for the payments and benefits described in the Transition, Separation and Release of Claims Agreement (the “Separation Agreement”), dated as of [•], 2025, by and between Rich Rosenzweig (“I,” “me” or the “Executive”) and DENTSPLY SIRONA Inc. (the “Employer”). Capitalized terms used but not defined in this Second Release (as defined below) have the meanings given to them in the Separation Agreement. I freely and voluntarily agree to enter into and be bound by the terms and conditions of this Waiver and Release of Claims Agreement (this “Second Release”). I agree as follows: 1. Acknowledgement. I acknowledge that my employment with the Employer terminated on the Separation Date. I further acknowledge that the Employer delivered this Second Release to me on [•]. I further acknowledge that, but for my execution of this Second Release, I would not be entitled to receive the payments and benefits described in Section 10 of the Separation Agreement. 2. Executive Representations. The Executive specifically represents, warrants, and confirms that the Executive: (a) has not filed any claims, complaints, or actions of any kind against the Employer with any court of law, or local, state, or federal government or agency; (b) has not made any claims or allegations to the Employer related to sexual harassment or sexual abuse, and that none of the payments set forth in this Second Release are related to sexual harassment or sexual abuse; (c) has received all salary, wages, commissions, bonuses, and other compensation which was due and payable to the Executive prior to the Separation Date; (d) has not sustained a work-related injury or occupational disease while in the employ of the Employer; and (e) has not engaged in and is not aware of any unlawful conduct relating to the business of the Employer. 3. Release. The Released Claims in Section 12 of the Separation Agreement are advanced, ratified and confirmed by the Executive with respect to any claims, acts or omissions through and as of the date on which the Executive executes this Second Release. Further, in exchange for the consideration provided in Section 10 of the Separation Agreement, the Executive and the Executive’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer, including the Employer’s parents, subsidiaries, affiliates,

14 predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, partners, and other affiliates, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Executive’s employment with the Employer, including, but not limited to, any and all Released Claims related to the Executive’s employment with the Employer arising under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., including the Older Workers Benefit Protection Act, 29 U.S.C. § 626(f). (a) The Executive has been given a period of at least twenty-one (21) days in which to consider the Employer’s offer. (b) The Executive has a period of seven (7) days after the day the Executive signs this Second Release to revoke this Second Release. To revoke this Second Release, the Executive must deliver written notice of revocation by email to Andrea Frohning at [REDACTED] or to the then-serving Chief Human Resources Officer of the Employer at such officer’s official company email address (the Employer may designate a different email address by written notice to the Executive). A revocation is effective only if the email is received by the Employer no later than 11:59 p.m. Eastern Time on the seventh (7th) day after the day the Executive signs this Second Release. This Second Release will become effective the day after the seven-day revocation period has expired. (c) The Executive understands the terms of this Second Release and acknowledges that the Executive’s release and waiver of claims in this Second Release is knowing and voluntary. (d) The Executive’s release and waiver of rights or claims under the ADEA in this Second Release is being made in exchange for consideration in addition to anything of value to which the Executive was already entitled. Nothing in this Second Release shall limit or restrict the Executive’s right under the ADEA to challenge the validity of the Executive’s ADEA release in a court of law. However, the Executive understands that the waiver and release contained in this paragraph still applies to the Executive’s claims under the ADEA and that the Executive has waived all claims under the ADEA as part of this Second Release. The Executive further understands that in any suit brought under the ADEA, the Executive would not be entitled to any damages or other relief unless the waiver in this paragraph is deemed to be invalid. However, notwithstanding anything herein to the contrary, this general release and waiver of claims excludes, and the Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although the Executive waives any right to monetary relief related to any filed charge or administrative complaint; (B) claims that cannot be waived by law, such as claims for any rights to vested benefits, such as

15 pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; (C) any right under the Separation Agreement; (D) any right relating to directors’ and officers’ liability insurance coverage or any right of indemnification or exculpation under the Employer’s or its affiliates’ organizational documents, the Employer’s template Indemnification Agreement, or otherwise; or (E) any right as an equity holder in the Employer or its affiliates. The Executive has read this Second Release in its entirety and understands all of its terms. By this Second Release, the Executive has been advised in writing to consult with an attorney of the Executive’s choosing and has consulted with such counsel as the Executive believed was necessary before signing this Second Release. The Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Second Release including, without limitation, the waiver, release, and covenants contained in it. The Executive is signing this Second Release, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled. ***Signature page to follow ***

EXECUTION VERSION 16 IN WITNESS WHEREOF, the Parties have executed this Second Release as of the date reflected below. DENTSPLY SIRONA Inc. By: /s/ Andrea Frohning _ Name: Andrea Frohning Title: Senior Vice President, Chief Human Resources Officer Date: October 2, 2025 Rich Rosenzweig Signature: /s/ Rich Rosenzweig Date: October 2, 2025